Exhibit 10.2

COMPENSATORY ARRANGEMENTS OF DIRECTORS

The compensation committee of the board of directors of RadiSys Corporation approved non-employee director compensation, effective as of April 1, 2011, as follows:

Director annual retainer	$35,000
Chairman of the Board annual retainer	$75,000
Audit Committee Chairman	$17,000
Compensation and Technology and Marketing Development Committee Chairman	$11,000
Nominating and Governance Committee Chairman	$8,000
Compensation and Technology and Marketing Development Committee membership	$5,000
Nominating and Governance Committee membership	$4,000
Audit Committee membership	$7,500